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                                                                   EXHIBIT 10.34

                                     NOTE


$4,000,000.00                                                      June 15, 2000

1. Promise to pay. For value received, the undersigned, Viisage Technology, Inc., a Delaware corporation with offices in Littleton, Massachusetts ("Borrower"), promises to pay to Commerce Bank & Trust Company, a Massachusetts trust company with offices in Worcester, Massachusetts ("Lender"), or order, with interest as provided in this note, the principal sum of FOUR MILLION DOLLARS ($4,000,000.00), or such lesser amount as represents the outstanding balance of all advances made by Lender pursuant to the loan agreement identified below.

2. Loan Agreement. This note evidences revolving loans to be made by Lender ("Loans") pursuant to a certain Loan Agreement of even date between Lender and Borrower ("Loan Agreement"), which creates a revolving credit facility ("Revolver"). The Loan Agreement includes provisions which establish the date upon which the Revolver will expire unless it is sooner terminated. The Loan Agreement also provides for the possible extension of the term of the Revolver. In this note the term "Expiration Date" refers to the date on which the Revolver expires or terminates in accordance with the applicable provisions of the Loan Agreement, whether (i) at the end of the original term, (ii) at the end of an extension term, or (iii) at any other time.

3.   Payments.

     a. Time and number of payments. Until the final payment, Borrower shall make monthly payments of interest and intermittent payments of principal. The first monthly interest payment shall be made one month after the date of this note, and the remaining monthly interest payments shall be made on the same day of each succeeding month. The final payment on this note shall be made on the
Expiration Date.   All payments shall be made by Lender's withdrawal from the account established pursuant to a Lockbox Agreement of even date between Lender and Borrower ("Lockbox Agreement").

     b. Payments of interest only. Each regular monthly payment shall consist of interest only. Each such payment shall be equal to the amount of interest accrued on the outstanding principal balance during the month preceding the date on which the payment is due.

     c. Intermittent payments of principal. Payments of principal shall be made intermittently in accordance with the terms of the Lockbox Agreement, which is incorporated into this note as if set forth in full.

     d. Final payment of interest and principal. The final payment shall be equal to the sum of (i) all interest accrued and unpaid, plus (ii) all outstanding principal.
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     e.  Place of payment.  Payments shall be made to Lender at its offices at
390 Main Street, Worcester, Massachusetts, or at such other place as is designated in writing by Lender.

     f. Application of payments. Payments shall be applied first to any late payment charges, then to interest, then to principal.

     g. Prepayment. Borrower shall have the right to prepay this note in whole or in part at any time, but only if each prepayment tendered to Lender is accompanied by the amount of any "Termination Fee" required by the Loan Agreement.

     h. Late payment. Borrower shall pay Lender on demand five percent (5%) of the amount of any payment of principal and/or interest not made on its due date.

     i. Manner of payment. All payments shall be made in lawful money of the United States of America in immediately available funds.

     j. Business days. Any payment which falls due on a date which is not a Business Day shall be due on the next Business Day. A "Business Day" is one on which Lender's offices are open for business in Worcester, Massachusetts.

4.   Interest.

     a. Rate. Except as provided in subparagraph 4c, the annual rate of interest on the outstanding principal balance shall be a continuously variable rate equal to the sum of (i) Lender's Base Rate (defined below) plus (ii) one and one-quarter percent (1.25%). "Lender's Base Rate" means the rate so designated by Lender. Changes in Lender's Base Rate shall take effect upon their announcement by Lender, without prior notice to Borrower. Lender's Base Rate is a reference rate, and it does not necessarily constitute the lowest rate charged by Lender to any customer.

     b. Calculation. Interest shall be calculated on the actual number of days elapsed over a year assumed to have 360 days.

     c. Default. At Lender's election after any Event of Default (defined below), the annual rate of interest on the outstanding principal balance shall become a continuously variable rate equal to the sum of (i) Lender's Base Rate, plus (ii) three and one-quarter percent (3.25%).

     d. Limitation. If at any time the rate of interest established by this note exceeds the maximum permitted by law, then (a) any excess interest previously paid by Borrower shall be reallocated to the reduction of the principal balance and (b) the rate of interest with respect to future payments shall be reduced to such maximum during any period in which the rate as otherwise calculated would exceed such maximum.

5. Security. This note is secured by a security agreement of even date between Lender and Borrower ("Security Agreement") and by the other documents which in the Loan Agreement are classified as "Loan Documents."

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6.  Acceleration.  At Lender's election the entire outstanding balance of principal and accrued interest shall become immediately due and payable upon notice to Borrower of Lender's exercise of this election following any Event of Default. An "Event of Default" shall be any of the following:

     (a) Borrower's failure to make any payment due on this note on the date the payment is due,

     (b) Borrower's default on any other note issued in the future by Borrower to Lender,

     (c) The occurrence, after the expiration of any applicable notice period or grace period, of any event or circumstance which constitutes an Event of Default as defined in the Loan Agreement, the Security Agreement, or any other of the Loan Documents,

     (d) The institution of any bankruptcy or insolvency proceeding by Borrower or any guarantor of this note,

     (e) The pendency for more than sixty (60) days of any bankruptcy or insolvency proceeding against Borrower or any guarantor of this note,

     (f) Any composition or assignment for the benefit of creditors by Borrower or any guarantor of this note,

     (g) The pendency for more than sixty (60) days of any receivership proceeding against Borrower or any guarantor of this note, or

     (h) the actual or purported termination or limitation of any guaranty of this note.

     Lender's waiver of the foregoing election in one or more instances shall not constitute a waiver of the election in any other instance, and no delay or forbearance by Lender in exercising such election shall constitute a waiver. No waiver by Lender shall be valid unless made in writing.

7. Costs of Collection. Following any Event of Default, Borrower agrees to pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by Lender (i) in collecting amounts due under this note, (ii) in enforcing its rights under this note, the Loan Agreement, the Security Agreement, or any of the other Loan Documents, or (iii) in participating in any capacity or capacities in any bankruptcy case or adversary proceeding in which Borrower is a debtor.

8. Waivers. Borrower and all endorsers and guarantors of this note waive all rights to presentment, dishonor, notice of dishonor, and protest.

9. Set off. Any deposits or other sums at any time credited by or due from Lender to Borrower, or to any endorser or guarantor of this note, and any securities or other property of Borrower or any such endorser or guarantor at any time in the possession of Lender may at all

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times be held and treated as collateral for the payment of this note and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint, or several, secured or unsecured, due or to become due, now existing or hereafter arising) of Borrower to Lender. Regardless of the adequacy of collateral, Lender may apply or set off such deposits or other sums against such liabilities at any time after an Event of Default in the case of Borrower, but only with respect to matured liabilities in the case of endorsers and guarantors unless otherwise provided in a written agreement with such endorsers or guarantors.

10. Replacement of original note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction, or mutilation of this note, Borrower will issue a replacement note identical to this instrument.

11. Lender's right to pledge note. At any time Lender may pledge all or any portion of its rights under this note to any Federal Reserve Bank.

12. Participation agreements. From time to time Lender may grant to one or more banks or other financial institutions participating interests in the indebtedness evidenced by this note.

13. Miscellaneous. This note may not be modified, extended, or otherwise changed except by a written instrument signed by Lender and Borrower. This note shall be binding upon Borrower's successors and assigns. Because this note has been negotiated and signed in Massachusetts as an integral part of a Massachusetts loan transaction, and because the parties have relied upon the applicability of the substantive law of Massachusetts, this note shall be construed and enforced in accordance with the internal laws of Massachusetts, disregarding any law or doctrine which might dictate application of the law of another state. All remedies specified in this note are cumulative, and no such remedies shall be considered to impair or preclude any other remedies available to Lender by law or by agreement.

14. JURY WAIVER. BORROWER IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION INVOLVING THIS NOTE OR THE DEBT WHICH THIS NOTE EVIDENCES.

     Signed as a sealed instrument.

WITNESS:                                Viisage Technology, Inc.

                                        By: /s/ Sean F. Mack
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                                              Sean F. Mack, Treasurer
                                              and Controller

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